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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made effective this 31st day of January, 1996, by and between SAFE ALTERNATIVES CORPORATION OF AMERICA, INC. (hereinafter called "SAC" or "Employer"), a Florida Corporation with an office in Ridgefield, Conneticut, and ROBERT F. THOMPSON, (hereinafter called "EMPLOYEE"),

                                  WITNESSETH:
                                  -----------

     WHEREAS, Employer is a corporation engaged in several industries, and wishes to employ Employee to render services to it; and

     WHEREAS, Employee is willing to perform services for Employer, all in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, it is agreed that:

     1. EMPLOYMENT: Effective from and after January 31st, 1996, Employee shall faithfully serve Employer in the business of Employer (hereinafter called "Business"), until this association is terminated as provided herein. It is agreed that this Agreement shall be for a minimum period of four (4) years, and renewed annually thereafter by mutual agreement.


     2. DUTIES: Employee shall devote time and attention as required to the performance of services in the Business as Employee for the Employer in the areas of Chief Financial Officer and the additional time that may be required of Employee for the administration and management of the Business. Some of these shall not be deemed a limitation of other duties. Employee shall perform such duties as shall be reasonably assigned to Employee by Employer.

        It is understood by Employer that Employee is engaged in another business or businesses which are not related to Employer. It is understood by Employer that Employee shall be allowed to continue in said business or businesses and conduct said business or businesses in property owned or leased by Employer. It is also understood and agreed that the business of Employer shall be the primary business of Employee.


     3. COMPENSATION: Employee shall receive and Employer shall pay to Employee during the first year of the term of this Agreement a salary at the rate of $125,000.00 per year payable in bi-weekly arrears plus automobile allowance of $400.00 per month. The base salary shall be reviewed annually for amount in arrears. In addition, Employee may receive such productivity, overtime and
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workload compensation as the Board of Directors may, form time to time, determine, said determination to be totally within the discretion of said Board of Directors. Additionally, at the sole mention of the Employee, Employee shall be entitled to be insured under Employee's health insurance coverage. In the event that the normal salary above shall be changed at the end of any yearly term hereof, such changed amount shall be set forth on Schedule "B" attached hereto, dated and signed by both parties and made a part hereof.

     4. EXPENSES: Employer recognizes that Employee will incur, from time to time, for Employer's benefit and in furtherance of Employer's business, various expenses, and Employer agrees either to pay directly, advance sums to Employee to be used for expenses, or to reimburse Employee for expenses if approved by Employer prior to incurring same as follows:

         a.    Business association dues and memberships.
         b.    State License fees.
         c.    Business conventions and meeting expenses.
         d. Employee agrees to submit to Employer the documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes.

     5. VACATION: Each year during this Agreement, Employee shall be entitled to a vacation so set forth in Schedule "C" attached hereto. Vacation and other lease shall be taken on reasonable prior notice, and at a time and manner not to interfere with the proper operation of the Business. Unused vacation time shall not be carried over from one year to the next without written consent from Employer.

     6. EQUIPMENT AND EXPENSES: Employer shall provide and pay for suitable office space and facilities, furniture, fixtures, equipment, supplies and assistance necessary or appropriate for the Business, and, in addition, shall pay for or reimburse to Employee the expenses provided for in paragraph 4 above.

     7. SALARY CONTINUATION: If Employee becomes physically or mentally disabled, so as not to be able to perform Employee's full time regular duties in the Business contemplated by this Agreement, and if Employee returns to active duties in the Business but does not devote full time to same, Employee shall receive a salary as determined by mutual agreement pursuant to paragraph 3 of this Agreement as to what employee's reduced time bear to full time regular duties.

     8.  EMPLOYEE CONDUCT:  Employee, at all times during this Agreement, shall:

     a. Observe and conform to all the laws, customs and ethical principles of the Business and SAC;
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     b.   Comply with all of Employer's reasonable directions concerning the
          Business;

     C. Not disclose, except to Employer, any trade secrets or information with respect to Employer, the Business, or any clients thereof.

     9. POLICY DECISIONS: It is understood that Employer shall have the sole and exclusive right of management over the Business, said decisions to be made by vote of SAC's Board of Directors pursuant to the By-Laws of the Corporation.

     10. RESTRICTIVE COVENANTS: In consideration of good and valuable consideration, the receipt and adequacy which is hereby acknowledged by Employee, as well as for the mutual promises herein set forth, Employee expressly covenants and agrees as follows:

     a. Employee shall not at any time divulge to persons who are not employees of Employer, any confidential information obtained by Employee in the course of employment by Employer relating to the Business, work products, financial or marketing plans or personnel of Employer.

     b. In the event Employee's employment hereunder is terminated, on the termination Employee's services for Employer, Employee shall immediately return to Employer all property in Employee's possession belonging to Employer. Employee acknowledges that all books, financial material, manuals, records, client lists, supplier lists and other papers relating to the Business, at any time in Employee's possession, are the property of Employer.

     c. During the term of Employee's employment hereunder and, for a term of one and one-half (1-1/2) years thereafter, Employee shall not directly or indirectly, either on behalf of Employee or onthe behalf of any business venture, non-profit organization, or any other entity, as an Employee, agent, partner, principal, stockholder, officer or otherwise, without the prior written permission of Employer:

     i. own or manage or work for a company, individual, or corporation which competes with Employer, or

     ii. recruit any employee or contractor of Employer or induce or attempt to induce any employee or contractor of Employer to leave the employ of or terminate a relationship with Employer.

     d. The period of time during which Employee is prohibited from engaging in certain activities pursuant to the
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          terms of this paragraph 8 shall be extended by the length of time during which Employee is in breach of the terms of this Paragraph 8.


     e. If Employee shall engage in the practices set forth in Paragraph 8 above within the time limited therein, or in violation of the provisions of this Paragraph 8, termination of Employee's employment shall be considered a termination for cause which will result in great damage and loss to Employer.

     f. The provisions of this Paragraph 8 shall be regarded as divisible and shall be operative both as to time and area covered only to the extent that they are legally enforceable, and if any of the provisions of this Paragraph 8 or any part hereof are determined invalid or enforceable, the ability and enforceability of the remainder of this Paragraph 8 and of the other terms and conditions of this Agreement shall not in any way be affected thereby.

     g. Employee acknowledges that (i) the covenants contained in this Paragraph 8 are a material factor or in inducing Employer to enter into this Agreement; (ii) that Employee's services under this Agreement are unique and extraordinary; and (iii) that Employee has and will have access to secret and confidential information of the Employer.

        Without intending to limit the remedies available to Employer if Employee violates the terms of this Paragraph 8, Employer shall be entitled to injunctive relief to restrain the breach or threatened breach or otherwise to specifically enforce any of the covenants of this Paragraph in addition to such other remedies and relief which, in the event of such breach, may be available to it.

        11. SETTLEMENT AND ARBRITATION OF DISPUTES: Any dispute or controversy arising under this Agreement shall be determined and settled by binding arbritation under the rules of the American Arbritation Association. The arbritation award shall be final and binding and judgment on the award by any court having competent jurisdiction.

        12. AMENDMENT: No modification, amendment, addition to , or termination of this Agreement, nor waiver of any kind of its provisions, shall be valid or enforcable unless in writing and signed by both parties hereto.

        13. BINDING AGREEMENT: This Agreement shall be binding upon and inure to the benefit of the parties hereto, thier distributees, legal representatives, successors, and assigns.
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        14.  NOTICES: All notices under this Agreement shall be in writing and shall be served by personal service, or registered mail, return receipt requested, and shall be addressed to each party at this residence or its business address. Either party may notify the other party of a different address to which notices shall be sent.

        15. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date and year first above written.

Signed, Sealed and Delivered
in the presence of :


__________________________    SAFE ALTERNATIVES CORPORATION
                                 OF AMERICA, INC.

__________________________    BY ____________SIGNED
                              STEPHEN J. THOMPSON, its President

_________________________     Employee

_________________________     _____________SIGNED


STATE OF CONNECTICUT
                     SS. RIDGEFIELD
COUNTY OF FAIRFIELD

Personally appeared          Signer, and Sealer of the foregoing Instrument, and
acknowledged the same to be his free act and deed, before me.

                              ____________________

STATE OF CONNECTICUT
                    SS. RIDGEFIELD
COUNTY OF FAIRFIELD

Personally appeared STEPHEN J. THOMPSON, President of SAFE ALTERNATIVES CORPORATION OF AMERICA, INC., and acknowledged the same to be his free act and deed, and the free act and deed of said corporation, before me.

                               ________________________